Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 Phone: 412-562-8800 Fax: 412-562-1041 www.bipc.com

March 28, 2025

Longeveron Inc.

1951 NW 7th Avenue, Suite 520

Miami, Florida 33136

Re: Registration Statement on Form S-3 Filed by Longeveron Inc.

Ladies and Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), filed by Longeveron Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of:

(i)	shares of Class A Common Stock of the Company with a par value of $0.001 per share stock (including shares issuable upon conversion or exchange of Preferred Stock or upon the exercise of Warrants or Purchase Contracts) (the “Common Stock”);

(ii)	shares of preferred stock of the Company with a par value of $0.001 per share, in one or more series (including shares issuable upon the exercise of Warrants or Purchase Contracts) (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock, or any combination thereof (the “Warrants”) to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”);

(iv)	purchase contracts representing the Company's obligation to sell Preferred Stock, Common Stock, Warrants or debt obligations of third parties, including government securities (the “Purchase Contracts”) to be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”); and

(v)	units consisting of any combination of two or more of Preferred Stock, Common Stock, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”), to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

The Common Stock, Preferred Stock, Warrants, Purchase Contracts and the Units are collectively referred to herein as the “Securities”.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

We have acted as counsel for the Company in connection with the Registration Statement. We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including any exhibits thereto. We have also examined and relied upon the certificate of incorporation (the “Certificate of Incorporation”) and the bylaws (the “Bylaws”) of the Company, and certain resolutions of the Board of Directors of the Company as provided to us by the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. We have assumed that the Company will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Delaware, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated by the Registration Statement.

We have also assumed, without independent investigation, that (i) each of the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer's certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents are referred to collectively as the “Operative Agreements”), (ii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iii) the Warrants, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York and (iv) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof, enforceable against the issuers thereof in accordance with their terms.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and its jurisdiction of incorporation, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of the State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company and, in the case of Warrants, Purchase Contracts and Units, duly authenticated or delivered by the applicable agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement, the Prospectus, and the applicable prospectus supplement.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon the exercise, exchange or conversion of any Security in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the specific terms of a particular issuance of Purchase Contracts have been duly authorized (assuming the Securities issuable pursuant to such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When the specific terms of a particular issuance of Units have been duly authorized (assuming the Securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is limited to the laws of the State of New York and the Delaware General Corporation Law applicable to business corporations (including reported cases under applicable statutory provisions). Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Company with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is rendered as of the date first written above, based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Jennifer R. Minter
Jennifer R. Minter, Vice President – Opinions

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